FOR IMMEDIATE RELEASE
7/18/01

Tellabs reports second-quarter sales of $516 million and 2 cents earnings per share, excluding restructuring and other charges

Lisle, Ill. — Tellabs today announced second-quarter sales of $516 million, slightly above the company's expectations of $500 million announced June 19. Revenues were $801 million in the second quarter of 2000.

Before restructuring and other charges, diluted earnings per share were 2 cents, slightly above the company's breakeven expectations. Second-quarter net income amounted to $10 million. In the year-ago quarter, diluted earnings per share were 39 cents, and net income was $163 million. (All comparisons to the prior year in this release refer to the attached pro forma results of operations and exclude previously announced restructuring and other charges of $262 million taken in the second quarter of 2001.) Including restructuring and other charges, Tellabs reported a loss of 43 cents per share for the quarter.

In the second quarter, Tellabs lowered its operating expenses to $224 million, down $19 million from the previous quarter-a direct result of a plan announced in April to align expenses with revenues. "We are focused on following the most profitable path through the current environment," said Tellabs President and CEO Richard C. Notebaert. "What sets Tellabs apart is that we are strongly positioned at the start of a new product cycle with our new TITAN® 6000 series, which will help our customers lower operating costs and maximize returns on their network investments."

Tellabs did not provide guidance for the third quarter or full year 2001.

Other results were as follows:

Optical Networking – For the second quarter 2001, sales of optical networking equipment were $221 million, compared with $210 million projected last month. Last year, second-quarter optical networking sales were $528 million. During the quarter, Tellabs shipped its new TITAN 6700 optical switch for field trial and recognized first revenues from the TITAN 6500 multiservice transport switch and the TITAN 6100 optical transport switch.

Broadband Access – Sales of broadband access products amounted to $148 million, compared with June guidance of $150 million. Last year, second-quarter sales were $158 million. During the quarter, Tellabs announced a new, multimillion dollar CABLESPAN® contract with Jupiter Telecommunications (JCOM), Japan's largest multiple system operator; announced agreements with Nokia and Ericsson to develop 3G wireless networks; and launched xDSL modems as part of the MartisDXX® solution.

Voice-Quality Enhancement – Sales in the voice-quality enhancement market amounted to $45 million, compared with last month's guidance of $40 million. Last year, sales were $46 million for the second quarter. During the quarter, Tellabs announced a voice-quality enhancement contract with Egypt's largest wireless network operator, MobiNil, to help provide its more than one million subscribers with improved voice quality and clearer sounding calls.

Services and Solutions and other – Services and Solutions revenues increased to $102 million, compared with June guidance of $100 million. Sales were $69 million in the second quarter of last year.

Simultaneous Webcast and Teleconference Replay – Tellabs will host a teleconference at 7 a.m. Central Time on Wednesday, July 18, to discuss second-quarter 2001 results. Internet users can hear a simultaneous live webcast of the teleconference at www.tellabs.com. A taped replay of the call will be available for 48 hours, beginning at 9 a.m. Central Time, at 800.633.8284. (Outside the United States, call +1.858.812.6440.) When prompted, enter the Tellabs reservation number: 19294260.

In 80 countries around the globe, Tellabs helps the world's leading communications service providers build tomorrow's converged networks of voice, data and video. Tellabs' employees design, build and service optical networking, broadband access and voice-quality enhancement equipment. Today, most telephone calls and Internet sessions in the United States flow through equipment from Tellabs (NASDAQ: TLAB; www.tellabs.com).

Forward-Looking Statements – This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenues and earnings per share. These forward-looking statements are based on currently available information and involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expected. Factors that might cause such a difference include, but are not limited to, risks associated with the size and timing of product sales, customers' equipment deployment plans and budgets, new product acceptance, industry capacity, competitive products and pricing, manufacturing efficiencies, and economic changes impacting the telecommunications industry. For a more detailed description of these and other risk factors, please refer to the company's 10-K, 10-Q and other SEC filings. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Tellabs, the Tellabs logo , TITAN, CABLESPAN and MartisDXX are registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries. All other company names and products mentioned herein may be the property of their respective companies.

INVESTOR CONTACT: John Springer
+1.630.378.8289
John.Springer@tellabs.com

MEDIA CONTACT: Jean Medina
+1.630.512.8336
Jean.Medina@tellabs.com

Tellabs, the Tellabs logo, TITAN and CABLESPAN are registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries.

TELLABS, INC. Results of Operations (Amounts in thousands, except per-share data)
	Three Months Ended		Six Months Ended
	06/29/01	06/30/00	06/29/01	06/30/00

Net Sales	$509,395	$785,460	$1,281,503	$1,416,745
Cost of Goods Sold	462,820	363,423	829,022	662,517

Gross Profit	46,575	422,037	452,481	754,228

Operating Exp.
Mktg. & G.A.	107,707	100,326	218,767	187,292
Research & Dev.	110,624	103,284	238,228	196,304
Merger Costs	---	---	---	5,760
Restructuring Expenses	83,757	---	83,757	---
Goodwill Amort.	5,975	2,774	10,480	5,789

Total Oper. Exp.	308,063	206,384	551,232	395,145

Oper. Profit	(261,488)	215,653	(98,751)	359,083
Interest/Other-Net	14,701	14,575	30,806	52,346

Profit Before Tax	(246,787)	230,228	(67,945)	411,429

Income Taxes	(72,085)	73,100	(15,750)	133,790

Net Profit Before Cum. Effect	(174,702)	157,128	(52,195)	277,639

Cum. Effect of Change In Acctg. Principle (Net of Tax)	---	---	---	(29,161)

Profit After Cum. Effect	$(174,702)	$157,128	$(52,195)	$248,478

Earnings Per Share Before Cumulative Effect
Basic	$(0.43)	$0.38	$(0.13)	$0.68

Diluted	$(0.43)	$0.38	$(0.13)	$0.66

Cumulative Effect per Share
Basic	---	---	---	($0.07)
Diluted	---	---	---	($0.07)

Earnings per Share
Basic	$(0.43)	$0.38	$(0.13)	$0.61

Diluted	$(0.43)	$0.38	$(0.13)	$0.59

Average Numberof Shares of Common Stock Outstanding
Basic	409,514	409,779	409,143	409,287
Diluted	409,514	418,770	409,143	418,839

TELLABS, INC. Pro Forma Results of Operations (Amounts in thousands, except per-share data) (Unaudited)
	Three Months Ended		Six Months Ended
	06/29/01*	06/30/00**	06/29/01*	06/30/00**

Net Sales	$515,619	$800,739	$1,287,727	$1,440,229
Cost of Goods Sold	291,162	370,508	657,364	678,424

Gross Profit	224,457	430,231	630,363	761,805

Operating Exp.[1]
Mktg. & G.A.	107,707	100,326	218,767	187,292
Research & Dev.	110,624	103,284	238,228	196,304
Goodwill Amort.	5,975	2,774	10,480	5,789

Total Oper. Exp.	224,306	206,384	467,475	389,385

Oper. Profit	151	223,847	162,888	372,420
Interest/Other-Net[2]	14,701	14,575	30,806	28,346

Profit Before Tax	14,852	238,422	193,694	401,017

Income Taxes	4,680	75,681	61,015	130,150

Net Profit	$10,172	$162,741	$132,679	$270,867

Earnings Per Share
Basic	$0.02	$0.40	$0.32	$0.66

Diluted	$0.02	$0.39	$0.32	$0.65

Average Number of Shares of Common Stock Outstanding
Basic	409,514	409,779	409,143	409,287
Diluted	414,834	418,770	415,558	418,839

* 2001 results exclude pre-tax restructuring and other charges of $261.6 million ($0.45 per diluted share) incurred to exit the SALIX next-generation switching business and align Tellabs' resources with demand. Below is a breakdown of the charges by line item:

(in millions)
Sales	($6.2)
Cost of Goods Sold	$171.7
Operating Expense	$83.7

** 2000 results of operations are not restated to reflect the adoption of the Securities Exchange Commission's Staff Accounting Bulletin No. 101.

[1] 2000 results exclude a charge of $5.8 million ($0.01 per diluted share) related to the merger with SALIX Technologies, Inc.

[2]Results of operations for the first six months of 2000 exclude a pre-tax gain of $19.2 million ($0.03 per diluted share) on the sale of stock held as an investment and a pre-tax gain of $4.6 million ($0.01 per diluted share) on a distribution from one of the Company's technology investments.

TELLABS, INC. Condensed Consolidated Balance Sheet (Dollars in thousands)
	2001 Second Quarter	2001 First Quarter	200 Year End

Assets
Current Assets
Cash and investments	$1,034,325	$1,019,064	$1,022,347
Accounts receivable, less allowance	411,701	594,936	802,546
Inventories	473,578	533,941	428,255
Deferred tax assets	104,740	25,233	29,773
Other current assets	32,053	29,732	39,558

Total Current Assets	2,056,397	2,202,906	2,322,479

Property, Plant and Equipment	835,013	814,525	756,895
Accumulated depreciation	(325,591)	(311,510)	(296,134)

	509,422	503,015	460,761
Goodwill	171,443	167,303	73,924
Other Assets	207,841	213,176	215,903

Total Assets	$2,945,103	$3,086,400	$3,073,067

Liabilities
Current Liabilities
Accounts payable	$111,757	$136,503	$155,006
Accrued liabilities	106,925	119,953	164,045
Accrued restructuring and other charges	100,014	---	---
Income taxes	---	46,769	93,294

Total Current Liabilities	318,696	303,225	412,345

Long-Term Debt	2,850	2,850	2,850
Accrued long-term restructuring charges	25,333	---	---
Other Long-Term Liabilities	27,994	26,938	24,221
Deferred Income Taxes	---	925	6,067

Total Liabilities	374,873	333,938	445,483

Stockholders' Equity
Common Stock, $0.01 Par Value	4,128	4,122	4,112
Additional Paid-In Capital	483,331	472,809	441,909
Treasury Stock	(126,476)	(126,476)	(126,476)
Cumulative Translation Adjustment	(177,542)	(154,255)	(127,018)
Unrealized Holding (Losses) Gains on Securities	368	(4,861)	(3,559)
Retained Earnings	2,386,421	2,561,123	2,438,616

Total Stockholders' Equity	2,570,230	2,752,462	2,627,584

Total Liab. and Stockholders' Equity	$2,945,103	$3,086,400	$3,073,067